Exhibit 31.1

CERTIFICATIONS

I, Tommy Johnson, certify that:

1.                     I have reviewed the annual report, the quarterly report and the pro forma financial statements reported on Form 8-K of Earth Biofuels, Inc.;

2.                     Based on my knowledge, these reports and pro forma financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

3.                     Based on my knowledge, the financial statements, and other financial information included in these reports, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in these reports;

4.                     The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)                          Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer,  including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                         Designed such internal control over financial reporting,, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting;

c)                          Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in these reports our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by these reports based on such evaluation; and

d)                         Disclosed in these reports any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.               The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation, of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

a)                          All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)                         Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 29, 2005

/s/ Tommy Johnson

Tommy Johnson
Chief Executive Officer